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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                       OF

                              E-STAMP CORPORATION

                                   ARTICLE I

    The name of the Corporation is E-Stamp Corporation (the "Corporation").
                                                             -----------

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Corporation Law").
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                                   ARTICLE IV

     A.   Classes of Stock. The Corporation is authorized to issue two classes
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of capital stock, designated Common Stock (hereinafter referred to as "Common
                                                                       ------
Stock") and Preferred Stock (hereinafter referred to as "Preferred Stock"). The
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amount of total authorized capital stock of the Corporation is one hundred five million (105,000,000) shares, divided into one hundred million (100,000,000) shares of Common Stock, $.001 par value, and five million (5,000,000) shares of Preferred Stock, $.001 par value.

     B.   Preferred Stock.
          ---------------

     1.   Terms of Designation. The Preferred Stock may be issued from time to
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time in one or more series, each such series to have distinctive serial designations. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of and consideration for all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

     (a) The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
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     (b) The voting powers, if any, and whether such voting powers are full or limited in such series;

     (c) The redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

     (d) Whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

     (e) The rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (f) The provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;

     (g) The right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

     (h) The provisions, if any, of a sinking fund applicable to such series;
and

     (i) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;
all as shall be stated in such resolution or resolutions of the Board of Directors of the Corporation providing for the issue of such Preferred Stock (a "Preferred Stock Designation").
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     2.   Changes in Number of Shares. Except where otherwise set forth in a
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Preferred Stock Designation establishing a series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors of the Corporation.

     3.   Status of Reacquired Shares. Shares of any series of Preferred Stock
          ---------------------------
which have been redeemed (whether through the operation of a sinking fund or otherwise), purchased or otherwise acquired by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified or reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock, all subject to

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the conditions or restrictions adopted by the Board of Directors of the
Corporation providing for the issue of any series of Preferred Stock and to any filing required by law.

     4.   Voting. Except as may be provided by the Board of Directors in a
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Preferred Stock Designation, the Preferred Stock shall not have the right to vote for the election of directors of the Corporation or for any other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

     C.   Common Stock.
          ------------

     1.   Terms of Issuance. The Board of Directors is hereby authorized to
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issue the shares of Common Stock at such times and for such consideration, having a value not less than the par value thereof, as determined by the Board of Directors.

     2.   Voting Rights. Each share of Common Stock shall entitle the holder
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thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation on all propositions before such meetings. No holder of Common Stock shall have the right to cumulate such holder's votes for the election of directors, but each holder of Common Stock shall be entitled to one vote for each share held thereof in the election of each director of the Corporation. Except as may otherwise be provided in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation and for all other purposes.

     3.   Dividends. Subject to all of the rights of the Preferred Stock or any
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series thereof, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

     4.   Liquidation. Upon any liquidation, dissolution, or winding up of the
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Corporation, whether voluntary or involuntary, and after the holders of the
Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

     D.   General Terms. No stockholder shall be entitled as a matter of right,
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preemptive or otherwise, to subscribe for, purchase or receive any other securities, rights or options of the Corporation now or hereafter authorized to be issued, or other securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise.

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                                   ARTICLE V

     The name and mailing address of each person who is to serve as a director of the Corporation until the organizational meeting of the corporation or until his or her successor is elected and shall qualify is as follows:

     Name                                Mailing Address
     ----                                ---------------

     Salim G. Kara                       3050 Post Oak Blvd., Suite 110
                                         Houston, Texas 77056


                                   ARTICLE VI

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in this Article VI, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law to the contrary which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of Common Stock and Preferred Stock, to the extent entitled to vote at an election of directors (collectively, the "Voting Stock"), voting together as a single class, shall be required to alter, amend, or repeal
Article VI, VII, VIII, IX, X or XI of this Certificate of Incorporation.

                                  ARTICLE VII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation. Subject to and in accordance with the Delaware Corporation Law, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of Voting Stock.

                                  ARTICLE VIII

     A.   Limitation of Liability. To the fullest extent permitted by the
          -----------------------
Delaware Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived

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an improper personal benefit. If the Delaware Corporation Law is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law.

     B.   Indemnification. The Corporation shall indemnify to the fullest extent
          ---------------
permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, or employee at the request of the Corporation or any predecessor to the Corporation.

     C.   Effect of Amendment. Neither any amendment nor repeal of this Article
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VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII, in respect of any matter occurring, or any cause of action, suit, claim or proceeding that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

     A.   Number and Election of Directors. The number of directors which
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constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware Corporation Law.

     B.   Classification of Directors. The directors of the Corporation shall be
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divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II, and Class III. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the effective date of this Certificate of Incorporation (the "Effective Date"), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a class whose terms shall have expired at such annual meeting shall be elected

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to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

     C.   Change in Number of Directors. If the number of directors is hereafter
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changed, any newly-created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any remaining incumbent director.

     D.   Removal of Directors. Subject to the provisions of any applicable
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Preferred Stock Designation, a director or the entire Board of Directors may be removed from office by the stockholders of the Corporation only for cause, by the affirmative vote of the holders of a majority of the voting power of all of the Voting Stock. Notwithstanding the preceding sentence to the contrary, at any time when the Corporation has less than five hundred (500) record stockholders, a director or the entire Board of Directors may be removed from office by the stockholders of the Corporation for cause or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the Voting Stock.

     E.   Vacancies. Subject to the provisions of any applicable Preferred Stock
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Designation, any vacancies occurring on the Board of Directors for any reason and newly-created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

                                   ARTICLE X

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE XI

     A.   Stockholder Action. At any time when the Corporation has five hundred
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(500) or more record stockholders, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws of the Corporation and no action shall be taken by the stockholders by written consent. Prior to such time, action may be taken by the stockholders by written consent in accordance with the provisions of Section 228 of the Delaware Corporation Law.

     B.   Special Meetings. Special meetings of the stockholders of the
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Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board

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of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors
pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

     C.   Notice. Advance notice of stockholder nominations for the election of
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directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                  ARTICLE XII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XIII

     The Corporation is to have perpetual existence.

                                  ARTICLE XIV

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of the Delaware Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the Delaware Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation as the case may be, and also on the Corporation.

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                                   ARTICLE XV

     The name and mailing address of the incorporator is as follows:

     Name                                Mailing Address
     ----                                ---------------

     Salim G. Kara                       3050 Post Oak Blvd, Suite 110
                                         Houston, Texas 77056

The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 15th day of August, 1996.


                                                   /s/ Salim G. Kara
                                                   Salim G. Kara

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